                                                                   Exhibit 6(b)

BISYS FUND SERVICES LIMITED PARTNERSHIP, DISTRIBUTOR
3435 STELZER ROAD
COLUMBUS, OHIO 43219-3035


DEALER AGREEMENT

Ladies and Gentlemen:

As the principal underwriter of the shares ("Shares") of each investment company portfolio ("Fund") listed in Exhibit A attached hereto, which may be amended from time to time, BISYS Fund Services Limited Partnership ("BISYS") hereby agrees with you as follows:

1. You hereby represent that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and that you are a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. You also represent that you are a member in good standing of the Securities Investor Protection Corporation ("SIPC"). We both agree to abide by the Rules of Fair Practice of the NASD and all applicable laws, rules and regulations, including applicable federal and state securities laws, rules and regulations that are now or may become applicable to transactions hereunder. You agree that it is your responsibility to determine the suitability of any Fund Shares as investments for your customers, and that BISYS has no responsibility for such determination. You further agree to maintain all records required by applicable law or otherwise reasonably requested by BISYS relating to Fund transactions that you have executed. In addition, you agree to notify us immediately in the event your status as a SIPC member changes.

2. We have furnished you with a list of the states or other jurisdictions in which Fund Shares have been registered for sale or are otherwise qualified for sale. Such list appears in Exhibit B attached hereto. Shares of the Funds may from time to time be registered or otherwise qualified for sale in states or jurisdictions other than those listed in Exhibit B. Those states or jurisdictions are incorporated into Exhibit B by reference. You agree to indemnify us and/or the Funds for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction in which such Shares are not so registered or qualified for sale.

3. In all sales of Fund Shares, you shall act as agent for your customers or as principal for your own bona fide investment. In no transaction shall you act as our agent or as agent for any Fund or the Funds' Transfer Agent. As agent for your customers, you are hereby authorized to: (i) place orders directly with the investment company (the "Company") for the purchase of Shares and (ii) tender Shares to the Company for redemption, in each case subject to the terms and conditions set forth in the applicable prospectus ("Prospectus") and the operating procedures and policies established by us. The minimum dollar purchase of Shares shall be the applicable minimum amount set forth in the applicable Prospectus, and no order for less than such amount shall be accepted by you. The procedures relating to the handling of orders shall be subject to instructions which we shall forward to you from time to time. All orders are subject to acceptance or rejection by BISYS in its sole discretion. No person is authorized to make any representations concerning Shares of any Fund except such representations contained in the relevant then-current Prospectus and statement of additional information ("Statement of Additional Information") and in such supplemental information that may be supplied to you by us for a Fund. If you should make such an unauthorized representation, you agree to indemnify the Funds and us from and against any and all claims, liability, expense or loss in any way arising out of or in any way connected with such representation. You are specifically authorized to distribute the Prospectus and Statement of Additional Information and sales material received from us. No person is authorized to distribute any other sales material relating to a Fund without our prior written approval. You further agree to deliver, upon our request, copies of any relevant amended Prospectus and Statement of Additional Information to shareholders of the Fund to whom you have sold Shares. As agent for your customers, you shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such withholding and shall not purchase any Shares from us except for the purpose of covering purchase orders already received.

    If any Shares purchased by you are repurchased by a Fund or by us for the account of a Fund, or are tendered for redemption within seven business days after confirmation by us of the original purchase order for such Shares, (i) you agree forthwith to refund to us the full concession allowed to you on the original sale and (ii) we shall forthwith pay to such Fund that part of the discount retained by us on the original sale. Notice will be given to you of any such repurchase or redemption within ten days of the date on which the tender of Shares for redemption is delivered to us or to the Fund. Neither party to this Agreement shall purchase any Shares from a record holder at a price lower than the net asset value next computed by or for the issuer thereof. Nothing in this subparagraph shall prevent you from selling Shares for the account of a record holder to us or the issuer and charging the investor a fair commission for handling the transaction. Any order placed by you for the repurchase of Shares of a Fund is subject to the timely receipt by the Company of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case you agree to be responsible for any loss resulting to the Fund or to us from such cancellation.

4. We will furnish you, upon request, with offering prices for the Shares in accordance with the then-current Prospectuses for the Funds, and you agree to quote such prices subject to confirmation by us on any Shares offered to you for sale. The public offering price shall equal the net asset value per Share of a Fund plus a front-end sales load, if applicable. For Funds with a front-end sales load, you will receive a discount from the public offering price as outlined in the current Prospectus. For Funds with a contingent deferred sales load, you will receive from us, or a paying agent appointed by us, a commission in the amount shown in Exhibit C. We reserve the right to waive sales charges. Each price is always subject to confirmation, and will be based upon the net asset value next computed after receipt by us of an order that is in good form. You acknowledge that it is your responsibility to date and time stamp all orders received by you and to transmit such orders promptly to us. You further acknowledge that any failure to promptly transmit such orders to us that causes a purchaser of Shares to be disadvantaged, based upon the pricing requirements of Rule 22c-1 under the 1940 Act, shall be your sole responsibility. We reserve the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then-current offering price determined by or for the applicable Fund.

5. Your customer will be entitled to a front-end sales load reduction with respect to purchases made under a letter of intent ("Letter of Intent") or right of accumulation ("Right of Accumulation") described in the Prospectuses. In such case, your dealer's concession will be based upon such reduced sales load; however, in the case of a Letter of Intent signed by your customer, an adjustment to a higher dealer's concession will thereafter be made to reflect actual purchases by your customer if he or she should fail to fulfill the Letter of Intent. Your customer will be entitled to an additional front-end sales load reduction in those instances in which the customer makes purchases that exceed the dollar amount indicated in the Letter of Intent and qualifies for an additional front-end sales load reduction pursuant to the appropriate Prospectus. In such case, your dealer's concession will be reduced to reflect such additional sales load reduction. When placing wire trades, you agree to advise us of any Letter of Intent signed by your customer or of any Right of Accumulation available to such customer of which he or she has made you aware. If you fail to so advise us, you will be liable for the return of any commissions plus interest thereon.

6. With respect to orders that are placed for the purchase of Fund Shares, unless otherwise agreed, settlement shall be made with the Company within three (3) business days after our acceptance of the order. If payment is not so received or made, we reserve the right to cancel the sale, or, at our option, to sell the Shares to the Funds at the then prevailing net asset value. In this event or in the event that you cancel the trade for any reason, you agree to be responsible for any loss resulting to the Funds or to us from your failure to make payments as aforesaid. You shall not be entitled to any gains generated thereby.

7. You shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by you on behalf of your customers by wire or telephone for purchases, exchanges or redemptions, and shall indemnify us against any claims by your customers as a result of your failure to properly transmit their instructions. In addition, you agree to guarantee the signatures of your customers when such guarantee is required by the Prospectus of a Fund. In that connection, you agree to indemnify and hold harmless all persons, including us and the Funds' Transfer Agent, against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

8. No advertisement or sales literature with respect to a Fund (as such terms are defined in the NASD's Rules of Fair Practice) shall be used by you without first having obtained our approval.

9. Neither of us shall be liable to the other except for (1) acts or failures to act which constitute a lack of good faith or negligence and (2) obligations expressly assumed under this Agreement. In addition, you agree to indemnify us and hold us harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with your organization which are performed in connection with the discharge of your responsibilities under this Agreement. If such claims are asserted, we shall have the right to manage our own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be borne by you.

10. This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated by either of us, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of a Fund's Board of Trustees who are not "interested persons" (as such term is defined in the 1940 Act), or (with respect to a Fund) by a vote of a majority of the outstanding voting securities of that Fund on ten days' written notice.

11. All communications to us shall be sent to the address set forth on page 1 hereof or at such other address as we may designate in writing. Any notice to you shall be duly given if mailed or telecopied to you at the address set forth below or at such other address as you may provide in writing.

                         ----------------------
                         ----------------------
                         ----------------------

12. You hereby represent that all requisite corporate proceedings have been undertaken to authorize you to enter into this Agreement, and to perform the services contemplated herein. You further represent that the individual that has signed this Agreement below is a duly elected officer that has been empowered to act for and on behalf of your organization with respect to the execution of this Agreement.

13. This Agreement supersedes any other agreement between us with respect to the offer and sale of Shares and relating to any other matters discussed herein. All covenants, agreements, representations and warranties made herein shall be deemed to have been material and relied on by each party. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision thereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and insure to the benefit of the parties hereto and their respective successors and assigns.

If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to us, whereupon this Agreement shall be binding upon each of us, effective as of the date of execution.


BISYS FUND SERVICES LIMITED PARTNERSHIP       The foregoing Agreement is hereby
By: BISYS FUND SERVICES. INC.,                accepted:
GENERAL PARTNER


                                              ---------------------------
                                              Company Name


By:                                           By:
   --------------------------------               -----------------------
     Stephen G. Mintos         Date                                  Date
     Executive Vice President

                                               Title:
                                                     --------------------

                   BISYS FUND SERVICES LIMITED PARTNERSHIP
                               3435 STELZER ROAD
                              COLUMBUS, OHIO 43219

                                   EXHIBIT A

                            INVESTMENT PORTFOLIOS OF
                          THE PARKSTONE GROUP OF FUNDS


FUND NAME                                                                       TYPE                 CUSIP            QUOTRON
---------                                                                       ----                 -----            -------
The Parkstone Group of Funds
  The Parkstone U.S. Government Obligations Fund (Class A)                      Money Market         701475782        PGAXX
  The Parkstone U.S. Government Obligations Fund (Inst)                         Money Market         701475865        PKGXX

  The Parkstone Prime Obligations Fund (Class A)                                Money Market         701475816        POAXX
  The Parkstone Prime Obligations Fund (Inst)                                   Money Market         701475873        PKPXX

  The Parkstone Tax-Free Fund (Class A)                                         Money Market         701475790        PFAXX
  The Parkstone Tax-Free Fund (Inst)                                            Money Market         701475873        PKTXX

  The Parkstone Equity Fund (Class A)                                           Stock                701475766        PKEAX
  The Parkstone Equity Fund (Class B)                                           Stock                701475642        PKEBX
  The Parkstone Equity Fund (Class C)                                           Stock                701475436
  The Parkstone Equity Fund (Inst)                                              Stock                701475402        PKEQX

  The Parkstone Small Capitalization Fund (Class A)                             Stock                701475741        PKSAX
  The Parkstone Small Capitalization Fund (Class B)                             Stock                701475626        PKSBX
  The Parkstone Small Capitalization Fund (Class C)                             Stock                701475428
  The Parkstone Small Capitalization Fund (Inst)                                Stock                701475709        PKSCX

  The Parkstone High Income Equity Fund (Class A)                               Stock                701475758        PKHAX
  The Parkstone High Income Equity Fund (Class B)                               Stock                701475634        PKHBX
  The Parkstone High Income Equity Fund (Class C)                               Stock                701475401
  The Parkstone High Income Equity Fund (Inst)                                  Stock                701475204        PKHEX

  The Parkstone Balanced Fund (Class A)                                         Stock and Bond       701475733        PKBFX
  The Parkstone Balanced Fund (Class B)                                         Stock and Bond       701475618        N/A
  The Parkstone Balanced Fund (Class C)                                         Stock and Bond       701475394
  The Parkstone Balanced Fund (Inst)                                            Stock and Bond       701475840        PLBAX

  The Parkstone Municipal Bond Fund (Class A)                                   Municipal Bond       701475683        PKMAX
  The Parkstone Municipal Bond Fund (Class B)                                   Municipal Bond       701475568        N/A
  The Parkstone Municipal Bond Fund (Inst)                                      Municipal Bond       701475303        PKMBX

                    BISYS FUND SERVICES LIMITED PARTNERSHIP
                               3435 STELZER ROAD
                              COLUMBUS, OHIO 43219

                                   EXHIBIT A

                            INVESTMENT PORTFOLIOS OF
                          THE PARKSTONE GROUP OF FUNDS


FUND NAME                                                                           TYPE                 CUSIP            QUOTRON
---------                                                                           ----                 -----            -------
The Parkstone Michigan Municipal Bond Fund (Ohio and Michigan only) (Class A)       Municipal Bond       701475675        PKMAX
The Parkstone Michigan Municipal Bond Fund (Ohio and Michigan only) (Class B)       Municipal Bond       701475550        N/A
The Parkstone Michigan Municipal Bond Fund (Ohio and Michigan only) (Inst)          Municipal Bond       701475881        PKMIX

The Parkstone Bond Fund (Class A)                                                   Bond                 701475725        PBOAX
The Parkstone Bond Fund (Class B)                                                   Bond                 701475592        N/A
The Parkstone Bond Fund (Class C)                                                   Bond                 701475493        N/A
The Parkstone Bond Fund (Inst)                                                      Bond                 701475105        PKBDX

The Parkstone Government Income Fund (Class A)                                      Bond                 701475667        PKGAX
The Parkstone Government Income Fund (Class B)                                      Bond                 701475543        N/A
The Parkstone Government Income Fund (Class C)                                      Bond                 701475451        N/A
The Parkstone Government Income Fund (Inst)                                         Bond                 701475832        PKGIX

The Parkstone Limited Maturity Fund (Class A)                                       Bond                 70147691         PLMAX
The Parkstone Limited Maturity Fund (Class B)                                       Bond                 70147576         N/A
The Parkstone Limited Maturity Fund (Class C)                                       Bond                 701475485        N/A
The Parkstone Limited Maturity Fund (Inst)                                          Bond                 701475600        PKLMX

The Parkstone Intermediate Government Obligations Fund (Class A)                    Bond                 701475717        PKIAX
The Parkstone Intermediate Government Obligations Fund (Class B)                    Bond                 701475584        N/A
The Parkstone Intermediate Government Obligations Fund (Class C)                    Bond                 701475477        N/A
The Parkstone Intermediate Government Obligations Fund (Inst)                       Bond                 701475808        PKIEX

The Parkstone International Discovery Fund (Class A)                                Equity               701475774        PIDAX
The Parkstone International Discovery Fund (Class B)                                Equity               701475659        PIDBX
The Parkstone International Discovery Fund (Class C)                                Equity               701475386        N/A
The Parkstone International Discovery Fund (Inst)                                   Equity               701475824        PKIDX

The Parkstone Treasury Fund (Class A)                                               Money Market         701475535        PTUXX
The Parkstone Treasury Fund (Inst)                                                  Money Market         701475527        PCSXX

The Parkstone Large Capitalization Fund (Class A)                                   Equity               701475337        N/A
The Parkstone Large Capitalization Fund (Class B)                                   Equity               701475311        N/A
The Parkstone Large Capitalization Fund (Class C)                                   Equity               701475295        N/A
The Parkstone Large Capitalization Fund (Inst)                                      Equity               701575329        PLCIX

                    BISYS FUND SERVICES LIMITED PARTNERSHIP
                               3435 STELZER ROAD
                              COLUMBUS, OHIO 43219

                                   EXHIBIT B

                          THE PARKSTONE GROUP OF FUNDS
                              BLUE SKY INFORMATION

----------------------------------------------------------------------------------------------------------------------------
                           FUND NAME                                           STATES/JURISDICTIONS REGISTERED IN
----------------------------------------------------------------------------------------------------------------------------
  The Parkstone Group of Funds                                   Parkstone Class A:  (All Portfolios)
    The Parkstone U.S. Government Obligations Fund               Alabama, Alaska, Arizona, Arkansas, California, Colorado,
    The Parkstone Prime Obligations Fund                         Connecticut, Delaware, District of Columbia, Florida,
    The Parkstone Tax-Free Fund                                  Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas,
    The Parkstone Equity Fund                                    Kentucky, Louisiana, Maine, Maryland, Massachusetts,
    The Parkstone Small Capitalization Fund                      Michigan, Minnesota, Mississippi, Missouri, Montana,
    The Parkstone High Income Equity Fund                        Nebraska, Nevada, New Hampshire, New Jersey, New Mexico,
    The Parkstone Municipal Bond Fund                            New York, North Carolina, North Dakota, Ohio, Oklahoma,
    The Parkstone Bond Fund                                      Oregon, Pennsylvania, Rhode Island, South Carolina, South
    The Parkstone U.S. Government Income Fund                    Dakota, Tennessee, Texas, Utah, Vermont, Virginia,
    The Parkstone Limited Maturity Bond Fund                     Washington, West Virginia, Wisconsin, Wyoming
    The Parkstone International Discovery Fund
    The Parkstone Balanced Fund                                  PARKSTONE CLASS B:  (ALL PORTFOLIOS EXCEPT MONEY MARKETS
    The Parkstone Intermediate Government Obligations Fund       Alabama, Alaska, Arizona, Arkansas, California, Colorado,
    The Parkstone Treasury Fund                                  Connecticut, Delaware, District of Columbia, Florida,
    The Parkstone Large Capitalization Fund                      Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas,
                                                                 Kentucky, Louisiana, Maine, Maryland, Massachusetts,
                                                                 Michigan, Minnesota, Mississippi, Missouri, Montana,
    The Parkstone Michigan Municipal Bond Fund                   Nebraska, Nevada, New Hampshire, New Jersey, New Mexico,
    (OHIO, DISTRICT OF COLUMBIA, AND MICHIGAN, HAWAII,           New York, North Carolina, North Dakota, Ohio, Oklahoma,
  FLORIDA, VIRGINIA, COLORADO, GEORGIA, INDIANA, NEW JERSEY,     Oregon, Pennsylvania, Rhode Island, South Carolina, South
  AND MISSISSIPPI (A & B ONLY)                                   Dakota, Tennessee, Texas, Utah, Vermont, Virginia,
                                                                 Washington, West Virginia, Wisconsin, Wyoming

                                                                 PARKSTONE CLASS C:  (All portfolios except Money Markets)
                                                                 Registration Pending
----------------------------------------------------------------------------------------------------------------------------

                   BISYS FUND SERVICES LIMITED PARTNERSHIP
                               3435 STELZER ROAD
                              COLUMBUS, OHIO 43219

                                   EXHIBIT C

                          THE PARKSTONE GROUP OF FUNDS

                      COMMISSION AMOUNT PAYABLE FOR FUNDS
                   CHARGING A CONTINGENT DEFERRED SALES LOAD


 _______              1.       ________ percent of the public offering price


 _______              2.       Not Applicable

 (Place a check next to the appropriate category.)